UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tesoro Corporation, (the “Company”) announced the appointment of Dan Romasko, age 47, as Executive Vice President, Operations, effective March 21, 2011 (the “Commencement Date”).  In this role, Mr. Romasko will assume responsibility for the Company’s Refining, Marketing, Logistics and Marine organizations.

From August 2009 until March 2011, Mr. Romasko held the positions of Vice President, Operations Integrity and Vice President, Technical Operations and Competence with Suncor Energy, an integrated energy company with downstream operations.  In these roles he was responsible for  implementation of Suncor’s operational excellence strategy with particular emphasis on improving reliability, safety and environmental performance. Mr. Romasko also worked for Petro-Canada, a downstream energy company in Canada from July 2007 to August 2009 as the General Manager of their Fort Hills syncrude operations, which merged with Suncor in 2009.

Prior to joining Suncor, Mr. Romasko spent 20 years with ConocoPhillips, an international, integrated energy company with downstream operations. At ConocoPhillips he held leadership positions in transportation, pipeline, supply and trading, and global specialty products and built extensive experience in refining, including most recently serving as Operations Manager for the Borger, Texas refinery from April 2004 to July 2007.

In connection with his appointment, Mr. Romasko will receive an initial base salary of $560,000 and will be eligible to participate in the Company’s annual incentive compensation program (the “Program”) with a target bonus opportunity equal to 75% of his base salary.  His actual bonus will be based on actual performance relative to corporate and business unit goals established under the Program.  On the Commencement Date, Mr. Romasko will receive non-qualified stock options with a grant date fair value of $250,000 (with a number to be determined using the Black-Scholes-Merton method).  He will also receive shares of restricted common stock with a grant date fair value of $750,000 (with a number to be determined based on the closing price of the Company’s common stock on the  Commencement Date). The stock options and restricted stock will vest in three equal annual installments on the first three anniversaries of the Commencement Date.  Mr. Romasko will also receive a $350,000 signing bonus following the Commencement Date.

He is also entitled to participate in the Company’s relocation, retirement, and other benefit plans and programs for which he is or will be eligible, including the Company’s Executive Severance and Change in Control Plan, Supplemental Executive Retirement Plan and Executive Deferred Compensation Plan.   The Company’s Executive Severance and Change in Control Plan provides financial protection in the event of certain fundamental events involving the control or existence of the Company as well as to provide a benefit in the event of an executive’s termination of employment under certain conditions that are beyond the executive’s control. The Company’s Supplemental Executive Retirement Plan is a non-qualified pension plan that provides eligible participants supplemental pension benefits in excess of those earned under the Company’s qualified pension plan.  The Company’s Executive Deferred Compensation Plan provides benefits for a select group of management and highly compensated employees of the Company and its subsidiaries comparable to those not provided under the Tesoro Corporation Thrift Plan due to salary and deferral limitations imposed under current IRS regulations.

The Press Release announcing the appointment of Mr. Romasko is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           March 9, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued March 9, 2011.